Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Bridge Bancorp, Inc. on Form S-4 of our report dated March 16, 2015, on the financial statements of Community National Bank and to the reference to us under the heading “Experts” in the prospectus.

Crowe Horwath LLP

Livingston, New Jersey

March 16, 2015